UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2013
Date of Report

Direct LED, Inc.

Delaware	333-182737	45-5290376
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

231 W. 39th St. Suite 726 New York, New York
(Address of Principal Executive Offices)

Registrant’s Telephone Number,( including area code) : (201) 289-0991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  Changes in Registrant’s Certfying Accountant.

              The Company recently became aware that the Public Accounting Oversight Board (“PCAOB”) revoked the registration of Stan J. H. Lee, CPA. As such, we have appointed David Aronson CPA to serve as our new auditor.

The reports of Stan J. H. Lee, CPA on the Company’s consolidated financial statements as of and for the period ended May 31, 2012 did not contain an adverse or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended May 2012; through August 14, 2013, there were no (a) disagreements with Stan J. H. Lee, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Stan J. H. Lee, CPA’s satisfaction, would have caused Stan J. H. Lee, CPA to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of regulation S-K.

The company provided Stan J. H. Lee, CPA with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Stan J. H. Lee, CPA a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Stan J. H. Lee, CPA’s letter dated September 9, 2013 attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss Stan J. H. Lee, CPA, the Company engaged David Aronson, CPA as the Company’s independent registered public accounting firm for the year ended May 31, 2012, also to be effective immediately following the filing of the Company’s Third Quarter 10-Q.

During the period ended May 31, 2012 and the subsequent interim period through June 30, 2013, the Company did not consult with Stan J. H. Lee, CPA regarding any of the matters or events set forth in Item 304(a)(2) of regulation S-K.

Item 9.01      Financial Statements and Exhibits

(d)   Exhibit:

                         16.1       Letter of Stan J. H. Lee, CPA dated September 9, 2013

Exhibit                                         Description

No.
16.1 Stan J. H. Lee CPA Press Dated September 9, 2013

Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Direct LED Inc.

DATED: September 9, 2013	By : /s/ John Morris John Morris CEO